Exhibit 21.1

AmeriPath, Inc.

and its

Subsidiaries and Affiliates

A. Bernard Ackerman, M.D., Dermatopathology, P.C.

AmeriPath 5.01(a) Corporation

AmeriPath Cincinnati, Inc.

AmeriPath Cleveland, Inc.

AmeriPath Consolidated Labs, Inc.

AmeriPath Consulting Pathology Services, P.A.

AmeriPath Florida, LLC

AmeriPath Hospital Services - Florida, LLC

AmeriPath Indemnity, Ltd.

AmeriPath Indiana, LLC

AmeriPath Indianapolis, PC

AmeriPath Institute of Urological Pathology, P.C. (F/K/A J.J. Humes, M.D. and Assoc.)

AmeriPath Kentucky, Inc.

AmeriPath Lubbock 5.01(a) Corporation

AmeriPath Lubbock Outpatient 5.01(a) Corporation (F/K/A Simpson Pathology 5.01(a) Corporation)

AmeriPath Marketing USA, Inc.

AmeriPath Michigan, Inc.

AmeriPath Milwaukee, S.C.

AmeriPath Mississippi, Inc.

AmeriPath New York, LLC

AmeriPath North Carolina, Inc.

AmeriPath Ohio, Inc.

AmeriPath PAT 5.01(a) Corporation

AmeriPath Pennsylvania, LLC

AmeriPath Philadelphia, Inc.

AmeriPath Pittsburgh, P.C.

AmeriPath San Antonio 5.01(a) Corporation

AmeriPath SC, Inc.

AmeriPath Severance 5.01(a) Corporation

AmeriPath Texarkana 5.01(a) Corporation

AmeriPath Texas, LP

AmeriPath Youngstown Labs, Inc.

AmeriPath Youngstown, Inc.

AmeriPath Wisconsin, LLC

AmeriPath, Inc.

AmeriPath, LLC

Anatomic Pathology Services, Inc.

API No. 2., LLC

Arizona Pathology Group, Inc.

Arlington Pathology Association 5.01(a) Corporation

Colorado Diagnostic LLC Laboratory,

Colorado Pathology Consultants, P.C.

Consulting Pathologists of Pennsylvania, P.C.

Dermatopathology of Wisconsin, S.C.

Dermatopathology Services, Inc.

DFW 5.01(a) Corporation

Diagnostic Pathology Management Services, LLC

Diagnostic Pathology Services, P.C.

Institute for Dermatopathology, P.C.

Jeffrey R. Light, M.D., Inc.

Jill A. Cohen, M.D., Inc.

Kailash B. Sharma, M.D., Inc.

Kilpatrick Pathology, P.A.

NAPA 5.01(a) Corporation

Nuclear Medicine and Pathology Associates

Ocmulgee Medical Pathology Association, Inc.

O’Quinn Medical Pathology Association, LLC

Palms of Pasadena Pathology, Inc.

PCA of Denver, Inc.

PCA of Nashville, Inc.

PCA Southeast II, Inc.

Peter G. Klacsmann, M.D., Inc.

Regional Pathology Consultants, LLC

Rocky Mountain Pathology, L.L.C.

Rose Pathology Associates, P.C.

Sharon G. Daspit, M.D., Inc.

Shoals Pathology Associates, Inc.

Southwest Diagnostic Laboratories, P.C.

Specialty Laboratories, Inc.

St. Luke’s Pathology Associates, P.A.

Strigen, Inc.

TID Acquisition Corp.

Tulsa Diagnostics, P.C.

TXAR 5.01(a) Corporation